UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2020

INTERNATIONAL MONEY EXPRESS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-37986	47-4219082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9480 South Dixie Highway, Miami, Florida	33156
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 671-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock ($0.0001 par value)	IMXI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2020, Tony Lauro II, the Chief Financial Officer of International Money Express, Inc. (the “Company”), informed the Company of his intention to resign from his position, effective November 13, 2020, in order to accept a position as Chief Financial Officer of BlockFi, Inc. Mr. Lauro’s decision to resign was not related to any disagreement with the Company on any matter relating to the Company’s accounting, strategy, leadership, operations, policies or practices (financial or otherwise).

Mr. Lauro has agreed to continue in his current position as Chief Financial Officer until November 13, 2020 to ensure a smooth transition of his responsibilities to a new or interim Chief Financial Officer.

In consideration for Mr. Lauro remaining with the Company until November 13, 2020, the Company has agreed to (i) accelerate the vesting of 18,267 stock options held by Mr. Lauro, effective November 13, 2020, representing the pro rata portion of Mr. Lauro’s unvested outstanding stock options that would have accrued from the last anniversary of the vesting date for Mr. Lauro’s options through November 13, 2020; and (ii) extend the period during which Mr. Lauro may exercise his vested stock options from three months to six months following the date that he ceases to be employed by the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed as part of this report:

Exhibit Number	Description

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MONEY EXPRESS, INC.

Dated: August 31, 2020	By:	/s/	Robert Lisy
		Name:	Robert Lisy
		Title:	Chief Executive Officer